CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (" Agreement"), dated as of July 1, 2015 (the "Effective Date"), by and between Capstone Industries, Inc., a Florida Corporation (the "Company"), and George Wolf, (the "Consultant"), located at 7687 NW 127111 Manor, Parkland, FL 33076.
WHEREAS, the Company desires to have the Consultant perform certain functions for the Company, and the Consultant desires to perform such functions for the Company, all as more fully set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant does hereby agree with the Company as follows:

1.
Scope of Work. During the term of this Agreement, the Consultant shall perform the consulting and advisory services as the Consultant and the Company may mutually agree (the "Services"). The Service shall be performed in a professional manner reasonably satisfactory to the Company; provided, however, that the time, location and manner of performance of the Services shall be within the discretion of the Consultant.

(a)	Provide Support to Sales/Marketing

1.	As requested the Consultant will assist with developing and formulating sales strategies and participate in key account presentations.

11.	As requested the Consultant will assist with developing and formulating strategies for new product development.

(b)	Establish Protocol for a Global Sales Operation Function

The Consultant shall be responsible for defining and organizing a Global Sales Operation Protocol for review and approval by the Company

(c)	Manage Sales Operation Function

The Consultant shall be responsible for managing Sales Operation and assist in hiring and training of an individual to manage Sales Operation for the Company in the future.

2.	Compensation.

(a)	Rate and Expenses. The Company shall pay the Consultant the rate for the Services provided hereunder (the "Compensation").

1. July 1, 2015 - December 31, 2015 - $10,500.00 per month

11. January 1, 2016-December 21, 2017 - $12,500.00 per month

111. Company expenses incurred reimbursed subject to approval

(b)
Taxes. The Consultant shall be responsible for the filing and payment of all federal, state, provincial, and local taxes and contributions imposed or required under unemployment insurance, social security, income, capital gains and other tax laws relating to the Compensation (the "Taxes and Contributions"). If the Consultant fails to file and pay all Taxes and Contributions that it is required to file and pay, and the Company is required to pay the Consultant' s Taxes and Contributions on its behalf, the Consultant shall reimburse the Company for the amount of such Taxes and Contributions.

3.
Covenant Not to Solicit. During the term of this Agreement and for a period of two (2) years immediately following the termination of this Agreement, the Consultant (i) shall neither directly nor indirectly induce, advise or encourage any employee, agent, consultant or independent contractor of the Company or any of the Company's subsidiary or affiliated companies to terminate his, her or its relationship with such person or entity; attempt to hire or retain or cause the hiring or retaining of, any such employee, agent, consultant or independent contractor, with another or third party, person or entity, except with the specific written consent of the Company in advance

4.	Confidential Information.

(a)
Covenant of Nondisclosure. Except as required by law, the Consultant shall not, at any time, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information (defined below) relating to or arising from the Services, any services provided to the Company prior to the date hereof, the financial terms of this Agreement, or the present, past or prospective business of the Company to any third party without the prior written consent of the Company.

(b)
Definition. "Confidential Information" means secret or proprietary information which is disclosed to or learned by the Consultant or developed by the Consultant in performing the Services at any time during the term of this Agreement or during the Consultant's performance of services to the Company prior to the date hereof, including without limitation inventions, discoveries, trade secrets, and know-how; computer software code, designs, routines, algorithms, and structures; product information; research and development information; lists of clients and other information relating thereto; financial data and information; business plans and processes; and any other information of the Company that the Company informs or informed the Consultant, or that the Consultant should know by virtue of its position, is non-public or is otherwise to be kept confidential; provided, however that "Confidential Information" shall not include information which (i) was generally available at the time of disclosure to the Consultant or becomes generally available to the public thereafter, other than as a result of disclosure by the Consultant, (ii) the Consultant can demonstrate was in the Consultant's possession or was available to the Consultant on a non-confidential basis, prior to its engagement by the Company, or (iii) becomes available to the Consultant from a third party who is under no obligation t maintain the confidentiality of such information. It is understood that many snippets of code within the product are by their nature generic and not considered proprietary under the terms of this agreement.

(c)
Additional Requirements. The Consultant agrees that, before disclosing any Confidential Information to any employee, agent, independent contractor or subcontractor (collectively, the "Consultant Agents"), the Consultant shall ensure that such Consultant Agent has agreed in writing to be bound by similar obligations of confidentiality as this Section 4 with respect to the Confidential Information.

(d)
Return of Property. The Consultant agrees that all such Confidential Information, in whatever form, (including all copies thereof) that came or come into the Consultant's possession or control, whether prepared by the Consultant or others: (a) is the property of the Company, (b) will not be used by the Consultant in any way except in the performance of the Services, and (c) upon the request of the Company at the termination of this Agreement, will be left with, or forthwith returned by the Consultant to, the Company.

(e)
Nondisparagement. Each party hereto agrees that it will not (and, in the case of the Company, will cause its will cause management and employees not to) directly or indirectly make or ratify any statement , public or private, oral or written, to any person that disparages, either professionally or personally, the other party or its management , employees or its affiliated or subsidiary companies or that is derogatory or untruthful in any material respect about the other party or its management, employees or its affiliated or subsidiary companies.

5.
Covenant Not to Compete Through Disclosure of Trade Secrets to Competitors. Except as required by law, the Consultant shall not, directly or indirectly, disclose any trade secrets to any person or entity connected with or interested in any business which performs services that are the same as or that are substantially similar to the services of the Company offered during the term hereof, or which designs , develops , manufactures, prepares, markets, sells, installs , services or distributes products or performs services in direct competition with the Company' s products. Nothing in this Section limits the Consultant's obligation to protect the Company' s Confidential Information set forth in Section 4.

6.	Work Product and Intellectual Property.

(a)
Developments. The Consultant agrees, for itself, and its Consultant Agents, that it and they will make prompt written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will and hereby do assign to the Company all its and their right, title and interest in and to any ideas, inventions , original works of authorship, developments, improvements or trade secrets ("Developments") which (i) it or they have solely or jointly conceived or reduced to practice in the performance of services to the Company during the period prior to the date hereof, or (ii) it or they may solely or jointly conceive or reduce to practice or cause to be conceived or reduced to practice in the performance of the Services and which in any way relate to the Services or result from or are suggested by the Services or the objective for which the Services are being performed. All Developments devised, made, developed or perfected after termination of this Agreement with the Company are within the provisions of the preceding sentence if conceived in whole or material part during the period of this Agreement, during the period in which the Consultant or its Consultant Agents performed services to the Company prior to the date hereof, or with the use of Company resources or facilities. The Consultant acknowledges that all original works of authorship which are or were made by it or any employee, agent, independent contractor or subcontractor (solely or jointly with others) within the scope of this Agreement and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101). If required by any applicable law in order to give effect to the intent of this paragraph, the Consultant shall be deemed to have sold all right, title and interest in, to and under the Developments to the Company for the Compensation, and the Consultant shall deliver to the Company a bill of sale for the Developments in form reasonably acceptable to the Company.

(b)
Obtaining Letters Patent, Copyright Registrations and Other Protections. The Consultant and its Consultant Agents will assist the Company in every proper way (at the Company' s sole expense) to obtain and from time to time enforce United States and foreign proprietary rights relating to any and all inventions , mask-works, original works or authorship, developments, improvements or trade secrets of the Company, or which it or they have assigned to the Company, in any and all countries. To that end, the Consultant will execute, verify and deliver such documents and perform such other acts (including appearing as a witness), and shall cause any Consultant Agent to do the same, as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and its and their assignment thereof to the Company. In addition, the Consultant will execute, verify and deliver, and will cause to be executed, verified and delivered, all assignments of such proprietary rights to the Company or its designee. The Consultant' s obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of this Agreement. The Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant's agent and attorney-in- fact for the Consultant and/or such Consultant Agent, to act for and on behalf of the Consultant and/or such Consultant Agent to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purpose of this paragraph with the same legal force and effect as if executed by an authorized officer of the Consultant and/or by such Consultant Agent. The Consultant hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which the Consultant now or may hereafter have for infringement of any proprietary rights assigned by the Consultant to the Company.

(c)
Shop Rights. The Consultant agrees that the Company shall be entitled to a shop right providing the Company a non-exclusive, royalty-free and irrevocable (although non- transferable and non-assignable) license to make, use and sell any invention or other protectable development (whether patentable or not) conceived or made or authorized by or on behalf of the Consultant which is not within the scope of the above meaning of the term Developments, or within the scope of the term inventions, mask works, original works of authorship, developments, improvements or trade secrets of the Company, but which was conceived or made or authored on the time of the Company or with the use of the facilities or materials of the Company or with the use of Confidential Information of the Company.

(d)
Before assigning any Consultant Agent to work on the Services or sharing any Confidential Information with such Consultant Agent, the Consultant shall ensure that such Consultant Agent has agreed in writing to the provisions of this Section.

7.	Term and Termination.

(a)
Except as set forth in Paragraph (b) of this Section 7, this Agreement shall commence on the date hereof and shall remain in full force and effect until December 31, 2017, unless sooner terminated (i) upon 30-days' prior written notice by one party to the other party at any time, or (ii) if either party fails to cure a breach of this Agreement within ten (10) days after receiving written notice thereof, then the non-breaching party may immediately terminate this Agreement upon written notice to the other party. This Agreement may be renewed for successive additional one (1) year terms by mutual consent of the parties.

(b)
Notwithstanding the foregoing, in the event of a termination of this Agreement, (i) the Company shall remain obligated to pay the Consultant for all work performed through the date of termination, and (ii) the provisions of Sections 3, 4, 5 and 6 shall not terminate, but instead shall survive termination of the Agreement to the extent provided therein.

8.	Good Faith and Fair Dealing. Each party hereto agrees and covenants that such party shall at all times operate in good faith with a sense of fair dealing vis-a-vis the other party to this Agreement.

9.
Independent Contractor. The parties agree that no employment relationship is created by this Agreement. The parties hereby agree that the Consultant is an independent contractor, and that this Agreement does not constitute the Consultant an agent, employee, legal representative, joint venture or partner of the Company for any reason whatsoever and neither party is authorized to act on behalf of the other party. The Consultant shall not be subject to the direction and control of the Company as to the means and methods employed by it in performing the Services within the parameters established by the Company.

10.
Waiver. Any waiver by the Company or by the Consultant of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

11.
Severability; Reformation. In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent lawful, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible. Without limiting the foregoing, if any provision (or part of provision) contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the fullest extent compatible with then existing applicable law.

12.	Survival of Obligations. The Consultant' s obligations under this Agreement shall survive the termination of this Agreement, regardless of the manner of such termination.

13.
Amendments; Assignments. This Agreement may be amended, modified or assigned in whole or in part, only by an instrument in writing signed by all parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other party, except by the Company to a direct or indirect wholly-owned subsidiary or to any entity that acquires the Company and/or substantially all the assets of the Company.

14.
Notices. Any notices or other communications required hereunder shall be in writing and shall be deemed given when delivered in person, or upon sending facsimile or e-mail transmission, or when mailed, by certified or registered first-class mail, postage prepaid, return receipt requested , addressed , (a) if to the Company, to the Company' s principal place of business at 350 Jim Moran Boulevard, Suite 120, Deerfield Beach, FL 33442, Attention: CFO, James G. McClinton or, (b) if to the Consultant, to the Consultant' s address set forth on the signature page of this Agreement, or to such other addresses as either party shall have notified the others in accordance with the provisions of this Section 14.

15.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

16.
No Violation of Third Party Agreements. The Consultant hereby represents and warrants that the Consultant is not currently employed or retained on an independent contractor basis by any other person, which would conflict with the Services or the other terms of this Agreement, and the Consultant' s execution and delivery of this Agreement and performance of its obligations hereunder do not, and will not, violate the terms of any other contract, agreement or arrangement , whether written or oral, to which the Consultant is a party or otherwise subject, including without limitation any agreement between the Consultant and a former employer or client.

17.
Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused this Consulting Agreement to be executed as of the date first above written.

Company:
Capstone Companies, Inc.

By: /s/ Stewart Wallach
Title: CEO

Consultant:

By: /s/ Geroge Wolf
Title: Consultant

Address:
7687 NW 127th Manor
Parkland, FL 33076

Signature Page to Consulting Agreement

Exhibit A

General Release of All Claims

As a material inducement to the Company to enter into this Agreement, and in consideration of the benefits and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, you, on behalf of yourself, your heirs, administrators, representatives, executors, successors, and assigns, hereby irrevocably and unconditionally release, acquit, and forever discharge Capstone Industries, Inc. and each of  its  predecessors,  parents,  subsidiaries affiliates, divisions , related entities, successors and assigns, and all of their respective current and former agents, officers, directors , shareholders, employees, members, trustees, fiduciaries, representatives, attorneys and all persons acting by, through, under or in concert with  any of them (the "Released Parties") from any and all charges, complaints,  claims,  liabilities, obligations, promises, agreements, damages, causes of action, suits, demands, losses, debts, and expenses of any nature whatsoever, known or unknown ("Claims") which you have, had or claim to have against any Released Party up to and including the date you sign this Agreement. This General Release of Claims shall include, without limitation, Claims relating to your employment with the Company, Claims of discrimination under the common law or any federal  or state statute (including, without limitation , the Civil Rights Act of 1964, the Americans with Disabilities Act and the Age Discrimination in Employment Act, all as amended), Claims for wrongful discharge , Claims for the payment of any salary, wages, bonuses, commissions, vacation pay, severance pay or benefits, Claims of detrimental reliance, and all other statutory, common law or other Claims of any nature whatsoever, to the extent permitted by law. This General Release of Claims does not apply to any Claims concerning a breach of this Agreement or any claims arising after the date you sign this Agreement. With respect to the Claims you are waiving herein, you acknowledge that you are waiving your right to receive money or any other relief in any action instituted by you or on your behalf by any other person, entity or government agency.

ADDENDUM TO CONSULTING AGREEMENT

If Capstone Industries feels it is in their best interest to have George Wolf convert to full-time Executive status, anytime following the initial term (07/01/2015 - 12/31/2015), the annual salary will be equal to the Consultant fee rate applicable at that time and the employment term would continue through December 31, 2017 before any further review would take place.

capstone ·
Addendum to Consulting Agreement

This Addendum to Consulting Agreement (the "Agreement" ) is made and entered into on January 1, 2017 by and between Capstone Industries , Inc ., a Florida Corporation (the "Company " ), and George Wolf, (the "Consultant" ), located at 7687 NW 127th Manor, Parkland, FL 33076 .

WHEREAS, on July 1, 2015, the Company and George Wolf entered into a Consulting Agreement (the "Consulting Agreement") whereby George Wolf would provide Support to Sales & Marketing, Establish Protocol for a Global Sales Operation Function and Manage the Sales Operation Function for the Company, and the Consultant desires to perform such functions for the Company.

This Agreement amends and modifies the Consulting Agreement as follows:

1.	Scope of Work .

Rate and Expenses. The Company shall pay the Consultant the rate for the Services provided hereunder (the "Compensation").

(a)	Provide Support to Sales/Marketing
iii. Will deal directly with specific retail accounts when requested by CEO

2.	Compensation n.

(a)	Rate and Expenses. The Company shall pay the Consultant the rate for the Services provided hereunder (the "Compensation" ).
ii.	January 1, 2016 - December 31, 2016 - $12,500.00, per month January 1, 2017 - December 31, 2017 - $13,750.00, per month

iii.	Bonus Compensation -Ten Thousand Dollars ($10,000 .00) to be paid in the month of January 2017.

IN WITNESS WHERE OF, the parties have executed this Agreementt on the date first written above.

Company:
Capstone Companies, Inc.

By: /s/ Stewart Wallach
Title: CEO

Consultant:

By: /s/ Geroge Wolf
Title: Consultant

Witness:
Name: /s/ Aimee Gaudet

Capstone Industries, Inc.
350 Jim Moran Blvd. Suite 120 Deerfield Beach, FL 33442

Ph: (954)570-8889 I Fax: (954)252 -3442
www.capstoneindustries.com

capstone
Addendum #2 to Consulting Agreement

This Addendum to Consulting Agreement (the " Agreement") is made and entered into on January 1, 2018 by and between Capstone Industries, Inc., a Florida Corporation (the "Company" ), and George Wolf , (the "Consultant" ), located at 7687 NW 127t h Manor, Parkland, FL 33076 .

WHEREAS, on July 1, 2015, the Company and George Wolf entered into a Consulting Agreement (the
" Consulting Agreement") whereby George Wolf would provide Support to Sales & Marketing, Establish Protocol for a Global Sales Operation Function and Manage the Sales Operation Function for the Company, and the Consultant desires to perform such functions for the Company.

This Agreement amends and modifies the Consulting Agreement as follows:

1.	Scope of Work.

Rate and Expenses. The Company shall pay the Consultant the rate for the Services provided hereunder (the "Compensation").

(a)	Provide Support to Sales/Marketing
iii. Will deal directly with specific retail accounts when requested by CEO

2.	Compensation.

(a)	Rate and Expenses. The Company shall pay the Consultant the rate for the Services provided hereunder (the "Compensation").
January 1, 2018 - December 31, 2018 - $13,750.00, per month

IN WITNESS WHEREOF, the parties have executed this Agreement on date first written above.

Company:
Capstone Companies, Inc.

By: /s/ Stewart Wallach
Title: CEO

Consultant:

By: /s/ Geroge Wolf
Title: Consultant

Witness:
Name: /s/ Aimee Gaudet

Capstone Industries, Inc.
350 Jim Moran Blvd. Suite 120 Deerfield Beach, FL 33442

Ph: (954)570-8889 I Fax: (954)252 -3442
www.capstoneindustries.com